Exhibit 99.1

EMCORE Reports Fiscal 2024 Fourth Quarter Results

BUDD LAKE, NJ, January 3, 2025 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of inertial navigation solutions to the aerospace and defense industry, today announced results for the fiscal 2024 fourth quarter (4Q24) ended September 30, 2024.

“As we close out the fiscal year, we are pleased to report that execution on our previously announced restructuring plan resulted in significant progress in all areas of the business. During 4Q24, the Company generated positive cash flow of $1.8 million and substantially lowered operating expenses,” said Matt Vargas, interim Chief Executive Officer. “In addition, on a sequential-quarter basis, we increased revenue 6% and grew backlog on the strength of continued strong bookings during 4Q24.”

Three Months Ended
	Sep 30, 2024	Jun 30, 2024	+increase/ -decrease
	4Q24	3Q24
Revenue	$21.7M	$20.4M	+$1.3M
Gross margin	21%	25%	-4%
Operating expenses	$7.8M	$14.3M	-$6.5M
Net loss on continuing operations	($3.2M)	($11.5M)	+$8.3M
Net loss on continuing operations per share, basic and diluted	($0.35)	($1.27)	+$0.92
Non-GAAP gross margin (a)	23%	24%	-1%
Non-GAAP operating expenses (a)	$6.1M	$9.1M	-$3.0M
Non-GAAP net loss on continuing operations (a)	($2.0M)	($4.4M)	+$2.4M
Non-GAAP net loss on continuing operations per share, basic and diluted (a)	($0.22)	($0.49)	+$0.27
Adjusted EBITDA (a)	($0.4M)	($3.6M)	+$3.2M
Cash and cash equivalents at end of period	$10.8M	$9.0M	+$1.8M
Line of credit and loan payable (b)	$0.0M	$8.4M	-$8.4M
(a) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.
(b) 4Q24 includes loan payoff totaling $8.4 million .

About EMCORE

EMCORE Corporation is a leading provider of inertial navigation solutions to the aerospace and defense markets. We leverage industry-leading Photonic Integrated Chip (PIC), Quartz MEMS, and Lithium Niobate chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its facilities in Budd Lake, NJ, Concord, CA, and Tinley Park, IL. Our manufacturing facilities all maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Budd Lake and Concord. For further information about EMCORE, please visit https://www.emcore.com.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures, including for gross profit, gross margin, operating expenses, net loss, net loss per share, and adjusted EBITDA. The Company has, regardless of result, applied consistent rationale and methods when presenting supplemental non-GAAP measures.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitate comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: (a) they are unusual and the Company does not expect them to recur in the ordinary course of its business, (b) they do not involve the expenditure of cash, (c) they are unrelated to the ongoing operation of the business in the ordinary course, or (d) their magnitude and timing is largely outside of the Company’s control. All of these items meet one or more of the characteristics listed above. The criteria that must be met for litigation-related expense to qualify as a non-GAAP measure is that it must be directly connected to active litigation that the Company infrequently encounters and is unrelated to the ongoing operations of the business in the ordinary course. All legal expenses related to the ordinary course of business are included in the non-GAAP results consistently for all reporting periods. The Company has, for all reporting periods disclosed in this press release, applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure, reflecting the Company’s core ongoing operating performance and facilitating comparisons across reporting periods that the Company uses when evaluating its financial results, planning and forecasting future periods, and that are useful to investors in assessing our performance.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

EMCORE CORPORATION
Consolidated Balance Sheets
(unaudited)

	September 30,		September 30,
(in thousands)	2024		2023
ASSETS
Current assets:
Cash and cash equivalents	$10,291		$26,211
Restricted cash	495		495
Accounts receivable, net of credit loss of $173 and $356, respectively	14,342		15,575
Contract assets	1,182		8,402
Inventory	25,065		28,905
Prepaid expenses	3,504		4,612
Other current assets	137		922
Assets held for sale	—		7,264
Total current assets	55,016		92,386
Property, plant, and equipment, net	7,868		15,517
Operating lease right-of-use assets	18,094		21,564
Other intangible assets, net	10,289		12,245
Other non-current assets	2,646		2,201
Total assets	$93,913		$143,913
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,563		$9,683
Accrued expenses and other current liabilities	5,220		8,471
Contract liabilities	1,424		1,630
Loan payable - current	—	852	852
Financing payable	587	460	460
Loan payable - current	—		852
Operating lease liabilities - current	2,668		3,033
Liabilities held for sale	—		4,662
Total current liabilities	18,462		28,791
Line of credit	—		6,418
Loan payable - non-current	—		3,330
Operating lease liabilities - non-current	18,247		20,882
Asset retirement obligations	2,378		4,194
Warrant liability and other long-term liabilities	4,660		8
Total liabilities	43,747		63,623
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 100,000 shares authorized; 9,764 shares issued and 9,073 shares outstanding as of September 30, 2024; 8,401 shares issued and 7,711 shares outstanding as of September 30, 2023	825,625		825,119
Treasury stock at cost; 691 shares as of September 30, 2024 and September 30, 2023	(47,721)		(47,721)
Accumulated other comprehensive income	958		350
Accumulated deficit	(728,696)		(697,458)
Total shareholders’ equity	50,166		80,290
Total liabilities and shareholders’ equity	$93,913		$143,913

EMCORE CORPORATION
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
(in thousands, except for per share data)	2024	2023	2024	2023
Revenue	$21,704	$26,769	$85,896	$97,716
Cost of revenue	17,232	19,876	67,076	74,323
Gross profit	4,472	6,893	18,820	23,393
Operating expense:
Selling, general, and administrative	5,011	8,638	22,281	32,731
Research and development	2,057	4,468	12,922	17,910
Restructuring	872	—	2,219	—
Severance	(168)	—	2,919	27
Impairment	3	22,612	3,010	22,612
Loss (gain) on sale of assets	50	—	18	(1,147)
Total operating expense	7,825	35,718	43,369	72,133
Operating loss	(3,353)	(28,825)	(24,549)	(48,740)
Other income (expense):
Loss on extinguishment of debt and change in fair value of warrant liability	(2,572)	—	(4,660)	—
Interest expense, net	(940)	(147)	(1,195)	(751)
Other income (expense)	3,612	(9)	3,581	120
Total other income (expense)	100	(156)	(2,274)	(631)
Loss from continuing operations before income tax benefit (expense)	(3,253)	(28,981)	(26,823)	(49,371)
Income tax benefit (expense) from continuing operations	85	135	(29)	(42)
Net loss from continuing operations	$(3,168)	$(28,846)	$(26,852)	$(49,413)
Income (loss) from discontinued operations	$63	$(12,735)	$(4,386)	$(25,946)
Net loss	$(3,105)	$(41,581)	$(31,238)	$(75,359)
Pension adjustment	608	(91)	608	(91)
Comprehensive loss	$(2,497)	$(41,672)	$(30,630)	$(75,450)
Per share data:
Net loss on continuing operations per share, basic and diluted	$(0.35)	$(0.42)	$(2.98)	$(0.96)
Net income (loss) on discontinued operations per share, basic and diluted	$0.01	$(0.18)	$(0.49)	$(0.50)
Net loss per share, basic and diluted	$(0.34)	$(0.60)	$(3.46)	$(1.46)
Weighted-average number of shares outstanding, basic and diluted	9,063	69,209	9,020	51,510

EMCORE CORPORATION
Reconciliations of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended
	September 30	June 30
(in thousands, except for percentages)	4Q24	3Q24
Gross profit	$4,472	$5,013
Gross margin	21%	25%
Stock-based compensation expense	40	70
Asset retirement obligation accretion	61	61
Intangible asset amortization	482	486
Compensation accrual adjustment	—	(806)
Non-GAAP gross profit	$5,055	$4,824
Non-GAAP gross margin	23%	24%

	Three Months Ended
	September 30	June 30
(in thousands)	4Q24	3Q24
Operating expense	$7,825	$14,276
Stock-based compensation expense	(359)	1,182
Impairment expense	(3)	(2,919)
Severance expense	168	(1,856)
Restructuring expense	(872)	(1,347)
Loss on sale of assets	(50)	—
Compensation accrual adjustment	—	506
Transition/M&A-related expense	(598)	(615)
Litigation-related expense	(39)	(156)
Non-GAAP operating expense	$6,072	$9,071

	Three Months Ended
	September 30	June 30
(in thousands, except for per share data and percentages)	4Q24	3Q24
Net loss from continuing operations	$(3,168)	$(11,545)
Net loss from continuing operations per share, basic and diluted	$(0.35)	$(1.27)
Stock-based compensation expense	399	(1,112)
Asset retirement obligation accretion	61	61
Intangible asset amortization	482	486
Impairment expense	3	2,919
Severance expense	(168)	1,856
Restructuring expense	872	1,347
Loss on sale of assets	50	—
Compensation accrual adjustment	—	(1,312)
Transition/M&A-related expense	598	615
Litigation-related expense	39	156
Loss on extinguishment of debt and change in fair value of warrant liability	2,572	2,087
Other (income) expense	(3,612)	16
Income tax benefit	(85)	—
Non-GAAP net loss from continuing operations	$(1,957)	$(4,426)
Non-GAAP net loss from continuing operations per share, basic and diluted	$(0.22)	$(0.49)
Interest expense, net	940	179
Depreciation expense	580	670
Adjusted EBITDA	$(437)	$(3,577)
Adjusted EBITDA % of revenue	(2.0%)	(18%)

Contact:
EMCORE Corporation
Tom Minichiello
Chief Financial Officer
investor@emcore.com